Exhibit 99.1

COURT OF CHANCERY STATE OF DELAWARE GRANTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE PS FUND 1, LLC, PERSHING SQUARE ) CAPITAL MANAGEMENT, L.P., ) VALEANT PHARMACEUTICALS ) INTERNATIONAL, INC., and ) VALEANT PHARMACEUTICALS ) INTERNATIONAL, ) ) Plaintiffs, ) ) v. ) C.A. No. 10057-CB ) ALLERGAN, INC., DAVID E.I. ) PYOTT, MICHAEL R. GALLAGHER, ) DEBORAH DUNSIRE, TREVOR M. ) JONES, LOUIS J. LAVIGNE, JR., ) PETER J. MCDONNELL, TIMOTHY D. ) PROCTOR, RUSSELL T. RAY and ) HENRI A. TERMEER, ) ) Defendants. ) STIPULATION AND ORDER SETTING ALLERGAN SPECIAL MEETING OF STOCKHOLDERS IT IS HEREBY STIPULATED AND AGREED, by and between the parties, through their undersigned counsel, subject to the approval of the Court, as follows: 1. PS Fund 1, LLC (“Pershing Square”) has delivered to Allergan, Inc. (“Allergan”) requests by stockholders of Allergan (the “Requests”) calling for a special meeting of stockholders concerning the proposals stated in the Requests, as set forth in full under the heading “Plans for the Special Meeting,” in the 1 01:15578698.1 RLF1 10814941v.1

solicitation statement filed by PS Fund 1, LLC with the U.S. Securities and Exchange Commission on July 11, 2014 (the “Special Meeting”). 2. Allergan shall hold the Special Meeting on December 18, 2014. 3. October 30, 2014 shall be the record date for stockholders entitled to vote at the Special Meeting. 4. Defendants will not alter the foregoing dates (unless Plaintiffs agree), and Defendants shall take no action to delay, postpone or not hold the Special Meeting on December 18, 2014 or seek to invalidate any Requests. 5. Defendants shall not adjourn the Special Meeting unless adjournment is approved by holders of a majority of Allergan stock present in person or by proxy at the Special Meeting. 6. The above-captioned action is dismissed without prejudice pursuant to Court of Chancery Rule 41(a)(1)(ii). Each party will bear its own fees and costs. 7. Without affecting the finality of this Stipulation and Order in any way, this Court retains continuing and exclusive jurisdiction over the parties for purposes of the administration, interpretation, implementation, and enforcement of this Stipulation and Order. 2 01:15578698.1 RLF1 10814941v.1

OF COUNSEL: Jay P. Lefkowitz Matthew Solum John P. Del Monaco Danielle R. Sassoon KIRKLAND & ELLIS LLP 601 Lexington Avenue New York, New York 10022 Tel.: (212) 446-4800	<u>*/s/ Tammy L. Mercer*</u> David C. McBride (ID No. 408) Martin S. Lessner (ID No. 3109) Christian Douglas Wright (ID No. 3554) Tammy L. Mercer (ID No. 4957) Benjamin Z. Grossberg (ID No. 5615) YOUNG CONAWAY STARGATT & TAYLOR, LLP 1000 North King Street Rodney Square Wilmington, Delaware 19801 Tel.: (302) 571-6600 *Attorneys for PS Fund 1, LLC and Pershing Square Capital Management, L.P.*
OF COUNSEL: Brian T. Frawley SULLIVAN & CROMWELL LLP 125 Broad Street New York, New York 10004 Tel.: (212) 558-4000 Fax: (212) 558-3588	<u>*/s/ Robert S. Saunders*</u> Robert S. Saunders (ID No. 3027) Ronald N. Brown, III (ID No. 4831) Brian D. King (ID No. 5028) Arthur R. Bookout (ID No. 5409) SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636 Tel.: (302) 651-3000 Fax: (302) 651-3001 *Attorneys for Plaintiffs Valeant Pharmaceuticals International, Inc. and Valeant Pharmaceuticals International*

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OF COUNSEL: William Savitt Bradley R. Wilson WACHTELL, LIPTON, ROSEN & KATZ 51 West 52nd Street New York, New York 10019 Tel.: (212) 403-1000 Peter A. Wald LATHAM & WATKINS LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111 Tel.: (415) 391-0600 Blair G. Connelly Virginia F. Tent LATHAM & WATKINS LLP 885 Third Avenue New York, New York 10022 Tel.: (212) 906-1200 Michele D. Johnson Kristin N. Murphy LATHAM & WATKINS LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 Tel.: (714) 540-1235 Dated: September 15, 2015 /s/ Raymond J. DiCamillo Lisa A. Schmidt (ID No. 3019) Raymond J. DiCamillo (ID No. 3188) Susan M. Hannigan (ID No. 5342) Rachel E. Horn (ID No. 5906) RICHARDS, LAYTON & FINGER, P.A. 920 North King Street Wilmington, Delaware 19801 Tel.: (302) 651-7700 Attorneys for Defendants IT IS SO ORDERED. Dated: September , 2014 By: The Honorable Andre Bouchard 4 01:15578698.1 RLF1 10814941v.1

This document constitutes a ruling of the court and should be treated as such. Court: DE Court of Chancery Civil Action Judge: Andre G Bouchard Alternate Judge: Unassigned File & Serve Transaction ID: 56036644 Current Date: Sep 16, 2014 Case Number: 10057-CB Case Name: CONF ORD ON DISC - P S Fund 1 LLC vs Allergan Inc Court Authorizer: Bouchard, Andre G /s/ Judge Bouchard, Andre G